                                                                    Exhibit 5(h)


                            Nuveen Investment Trust
                             Management Agreement

                                  Schedule B


     Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to the average daily net assets of the Fund:

                      Nuveen Growth and Income Stock Fund

     Average Daily Net Asset Value               Fund Management Fee
     For the first $125 million                  .8500 of 1%
     For the next $125 million                   .8375 of 1%
     For the next $250 million                   .8250 of 1%
     For the next $500 million                   .8125 of 1%
     For the next $1 billion                     .8000 of 1%
     For assets over $2 billion                  .7750 of 1%

                      Nuveen Balanced Stock and Bond Fund

     Average Daily Net Asset Value               Fund Management Fee
     For the first $125 million                  .7500 of 1%
     For the next $125 million                   .7375 of 1%
     For the next $250 million                   .7250 of 1%
     For the next $500 million                   .7125 of 1%
     For the next $1 billion                     .7000 of 1%
     For assets over $2 billion                  .6750 of 1%

                   Nuveen Balanced Municipal and Stock Fund
              Nuveen Balanced (State) Municipal and Stock Fund(s)

     Average Daily Net Asset Value               Fund Management Fee
     For the first $125 million                  .7500 of 1%
     For the next $125 million                   .7375 of 1%
     For the next $250 million                   .7250 of 1%
     For the next $500 million                   .7125 of 1%
     For the next $1 billion                     .7000 of 1%
     For assets over $2 billion                  .6750 of 1%

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
                          Nuveen European Value Fund

     Average Daily Net Asset Value               Fund Management Fee
     For the first $125 million                  .9500 of 1%
     For the next $125 million                   .9375 of 1%
     For the next $250 million                   .9250 of 1%
     For the next $500 million                   .9125 of 1%
     For the next $1 billion                     .9000 of 1%
     For assets over $2 billion                  .8750 of 1%


Amended: May __, 1998